UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2011

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

On February 7, 2011, Casella Waste Systems, Inc. (the “Company”) and the Guarantors (as defined below) entered into a fifth supplemental indenture (the “Supplemental Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), to the Indenture, dated as of January 24, 2003, among the Company, the guarantors named therein (the “Guarantors”) and the Trustee, as amended (the “2013 Indenture”), relating to the Company’s 9.75% Senior Subordinated Notes due 2013 (the “2013 Notes”).  The Supplemental Indenture was entered into in connection with the Company’s previously announced tender offer and consent solicitation (collectively, the “Tender Offer”) with respect to the 2013 Notes.  The Supplemental Indenture amended the 2013 Indenture by eliminating substantially all of the restrictive covenants, certain events of default and related definitions. The amendments set forth in the Supplemental Indenture became effective when the Company purchased the validly tendered 2013 Notes pursuant to the Tender Offer on February 7, 2011, the initial settlement date of the Tender Offer.

The foregoing description of certain of the terms of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed with this report as Exhibit 4.1, and is incorporated herein by reference.

U.S. Bank National Association and its affiliates have in the past provided and may in the future provide financial services to the Company or its affiliates, for which they have received customary fees and commissions.

2019 Indenture

On January 26, 2011, the Company agreed to issue and sell to several initial purchasers $200,000,000 aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2019 (the “2019 Notes”) in a private placement for resale to qualified institutional buyers in reliance upon the exemption from registration in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act. On February 7, 2011, the Company entered into an indenture (the “2019 Indenture”) with the Trustee pursuant to which the 2019 Notes were issued on February 7, 2011.

The 2019 Notes will mature on February 15, 2019, and interest will accrue at the rate of 7.75% per annum. Interest is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2011.

The 2019 Notes are fully and unconditionally guaranteed on a senior subordinated basis by substantially all of the Company’s existing and future domestic restricted subsidiaries that guarantee the Company’s senior secured credit facility (the “Senior Credit Facility”) and 11% Senior Second Lien Notes due 2014 (the “Second Lien Notes”).

The 2019 Notes and the guarantees will be the Company’s and the guarantors’ general unsecured senior subordinated obligations and will (i) be subordinated in right of payment to the Company’s and the guarantors’ existing and future senior indebtedness, including the

Company’s existing Senior Credit Facility and the Company’s $180.0 million aggregate principal amount of Second Lien Notes, (ii) rank pari passu in right of payment with any of the Company’s and the guarantors’ existing and future senior subordinated indebtedness, (iii) be effectively subordinated to all of the liabilities of the Company’s subsidiaries that are not guaranteeing the 2019 Notes; and (iv) rank senior in right of payment to any of the Company’s and the guarantors’ future indebtedness that expressly provides that it is junior in right of payment to the 2019 Notes.

On or after February 15, 2015, the Company may redeem some or all of the 2019 Notes at any time at the following redemption prices (expressed as a percentage of principal amount) if redeemed during the twelve month period beginning on February 15 of the following years: (i) 103.875% in 2015, (ii) 101.938% in 2016 and (iii) 100.000% in 2017 and thereafter, plus accrued and unpaid interest, if any, to the redemption date.

In addition, the Company may redeem up to 35% of the aggregate principal amount of the 2019 Notes before February 15, 2014 with the proceeds of certain equity offerings at a redemption price of 107.750% of the principal amount plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem some or all of the 2019 Notes before February 15, 2015 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a ‘‘make whole’’ premium.

If the Company experiences certain kinds of changes of control (as defined in the 2019 Indenture), it must offer to purchase the 2019 Notes at 101% of their principal amount, plus accrued and unpaid interest.  In addition, if the Company sells certain assets, under certain circumstances it must offer to repurchase the 2019 Notes.

The 2019 Indenture contains covenants that limit, among other things, the Company’s ability and the ability of some of its subsidiaries to incur additional debt; declare or pay dividends, redeem stock or make other distributions to shareholders; make investments; create liens or use assets as security in other transactions; merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Company’s assets; enter into transactions with affiliates; and sell or transfer certain assets.

The Company is using the net proceeds from the offering of the 2019 Notes, together with other available funds, to refinance the 2013 Notes and to pay related transaction costs.

The foregoing description of certain of the terms of the 2019 Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Indenture, which is filed with this report as Exhibit 4.2, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the issuance and sale of the 2019 Notes (the “Closing”), the Company also entered into a Registration Rights Agreement, dated as of February 7, 2011 (the “Registration Rights Agreement”), with the initial purchasers.

Under the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement within 180 days after the Closing enabling noteholders to exchange the privately placed notes for publicly registered notes with substantially identical terms. The Company has also agreed to use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 270 days after the Closing and consummate the exchange offer within 300 days after the Closing. The Company has agreed to file a shelf registration statement for the resale of the notes within 300 days after the Closing if it cannot complete an exchange offer and in certain other circumstances.

If the Company is unable to meet certain registration obligations under the Registration Rights Agreement, then additional interest will accrue on the principal amount of the 2019 Notes at a rate of 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter, until the exchange offer is completed, the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective, again becomes effective or until the second anniversary of the original issue date of the 2019 Notes, unless such period is extended, as described in the Registration Rights Agreement.

The foregoing description of certain of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the heading “2019 Indenture” is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On February 7, 2011, the Company announced that, pursuant to the Tender Offer, it had received the requisite consents to amend the 2013 Indenture under the terms of the Tender Offer and had accepted for payment all 2013 Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on February 4, 2011, the deadline for tendering 2013 Notes for the initial settlement of the Tender Offer.  These 2013 Notes accepted for payment by the Company comprised $166,830,000 in aggregate principal amount, or approximately 85.55% of the $195,000,000 aggregate outstanding principal amount of the 2013 Notes.  In addition, the Company announced that, under the terms of the 2013 Notes, it had called for redemption on March 9, 2011 (the “Redemption Date”) all of the 2013 Notes that remain outstanding on the Redemption Date at a redemption price of $1,000 per $1,000 in principal amount, plus accrued and unpaid interest.

The press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

The Tender Offer will expire at 8:00 a.m., New York City time, on February 22, 2011 unless extended, and the Company expects the final settlement date of the Tender Offer, if any, to occur promptly after the expiration of the Tender Offer.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: February 8, 2011	By:	/s/ Edwin Johnson

		Name:	Edwin Johnson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of February 7, 2011, between the Company and U.S. Bank National Association, as Trustee.
4.2	Indenture, dated as of February 7, 2011, between the Company and U.S. Bank National Association, as Trustee.
99.1

Registration Rights Agreement, dated as of February 7, 2011, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Credit Agricole Securities (USA) Inc., as representatives of the initial purchasers.

99.2	Press release, dated February 7, 2011.